UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 28, 2021 (September 22, 2021)

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-0664764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	IFMK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2021, iFresh Inc. (the “Company”) received notice from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s common stock would be subject to suspension and delisting from Nasdaq due to the Company’s continued non-compliance with Nasdaq Listing Rules 5620(a) (the “Annual Meeting Rule”) and 5250(c)(1) (the “Filing Rule” and, collectively, the “Listing Rules”). The Company did not hold an annual meeting for the fiscal year ended March 31, 2020 by March 31, 2021 and has not yet filed the Form 10-K for the fiscal year ended March 31, 2021 or the Form 10-Q for the quarter ended June 30, 2021 (collectively, the “Delayed Reports”) with the Securities and Exchange Commission (the “SEC”).

The Company plans to timely request a hearing before the Panel, which request will automatically stay any suspension or delisting action by the Staff through October 7, 2021. In accordance with the procedures set forth in the Nasdaq Listing Rules and concurrent with the hearing request, the Company will request a further stay of any suspension or delisting action by Nasdaq beyond October 7, 2021; that is, pending the ultimate conclusion of the hearing process.

As previously disclosed, the Company did not timely hold an annual meeting for the fiscal year ended March 31, 2020 by March 31, 2021 but was subsequently granted an extension by the Staff to regain compliance with that requirement, through September 28, 2021. Additionally, the Company was unable to timely file the Delayed Reports with the SEC due to the Company’s ongoing review of certain material transactions and the appropriate accounting therefor, including seeking guidance from the SEC’s Office of the Chief Accountant, and the Company’s subsequent determination that it must restate certain of its previously filed financial statements (the “Restatement Process”). As requested by the Staff, the Company submitted a plan to regain compliance with the Filing Rule within the discretionary period available to the Staff; however, given the Company’s inability to evidence compliance with the Annual Meeting Rule prior to the September 28, 2021 extension date, the Staff could not consider the Company’s filing plan and was required by the Nasdaq Listing Rules to issue a delist determination.

At the hearing, the Company will request that the Panel continue the Company’s listing on Nasdaq pending the Company’s compliance with the Listing Rules. The Panel has the discretion to grant the Company an extension to regain compliance with the Annual Meeting Rule through March 28, 2022, which is 360 days from the deadline to hold the annual meeting for the fiscal year ended March 31, 2020. The Panel has the discretion to grant the Company an extension to regain compliance with the Filing Rule through July 11, 2022, which is 360 days from the original due date for the filing of the first delinquent report; in this case, 360 days from the deadline for the filing of the Form 10-K for the fiscal year ended March 31, 2021, or July 14, 2021.

The Company believes it has made significant progress in the Restatement Process, which must be completed and all necessary restated financial statements filed with the SEC before the Company will be in a position to file the Delayed Reports and, thereafter, a proxy statement for a combined 2020/2021 annual meeting. The Company is working with all due haste to file the Delayed Reports and to hold the annual meeting as promptly as practicable; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with the Nasdaq listing criteria within the period of time that may be granted to the Company by the Panel.

The Company issued a press release on September 28, 2021, disclosing receipt of the Staff’s September 22, 2021, notification. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated September 28, 2021

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2021

iFRESH INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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